EXHIBIT 10.27


                         EXECUTIVE EMPLOYMENT AGREEMENT

     This EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of September 16, 1999, between Sportsprize Entertainment Inc. (the "Company"), a Nevada corporation, and Bruce R. Cameron (the "Executive"), a resident of Pacific Palisades, California.

     WHEREAS, the Company wishes to employ the Executive to perform services for the Company on the terms and conditions set forth in this Agreement, and the Executive wishes to be retained and employed by the Company on such terms and conditions.

     NOW, THEREFORE, in consideration of the premises, the mutual agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1. Employment. The Company hereby employs the Executive, and the Executive accepts such employment and agrees to perform services for the Company, for the period and upon the other terms and conditions set forth in this Agreement.

     2. Term. Unless terminated at an earlier date in accordance with Section 9 of this Agreement, the term of the Executive's employment hereunder shall be for a period of two years, commencing on September 16, 1999. Thereafter, the term of this Agreement shall be automatically extended for successive one-year periods unless either party objects to such extension by written notice to the other party at least 90 days prior to the expiration of the initial term or any extension term.

     3. Position and Duties.

     (a) Service with Company. During the term of the Executive's employment, the Executive agrees to perform reasonable employment duties as the Board of Directors of the Company shall assign to him from time to time which are normally and customarily vested in the offices of President and Chief Financial Officer of a corporation, including but not limited to, guiding the Company from an executive management level, and being specifically responsible for content, technology, e-commerce operational activities, financial affairs, human resources and administration. The Executive also agrees to serve, for any period for which he is elected, as a director of the Company; provided, however, that the Executive shall not be entitled to any additional compensation for serving as a director. The Executive's initial title shall be "President and Chief
Financial Officer". The Executive acknowledges that as "Chief Financial Officer", he also will be "Treasurer" of the Company.

     The Executive acknowledges that the Company intends to hire a Chairman of the Board and Chief Executive Officer ("CEO") in the near future. In the event that a CEO is hired by the Company, Executive shall report directly to the CEO. Throughout the term of this Agreement, except for the CEO, the Executive shall be the most senior operational and financial executive at the Company, with responsibility for content, technology, e-commerce operations, financial affairs, human resources and administration. However, in the event that the Company grows significantly


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to a size that would necessitate the separation and/or reassignment of a portion of Executive's operational and financial duties and responsibilities, then the Board, CEO and Executive will work together cooperatively in good faith and delegate Executive's financial duties to another Executive. At such time, Executive's title shall change to President and Chief Operating Officer.

     (b) Performance of Duties. The Executive agrees to serve the Company faithfully and to the best of his ability and to devote his full business time, attention and efforts to the business and affairs of the Company during his employment by the Company. The Executive hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement, and that during the term of this Agreement, he will not perform services for any other corporation, firm, entity or person which are inconsistent with the provisions of this Agreement. While he remains employed by the Company, the Executive may participate in reasonable charitable activities and personal investment activities so long as such activities do not interfere with the performance of his obligations under this Agreement. Additionally, the Executive shall be permitted to hold one or two outside directorships in companies not directly competitive with the business of the Company.

     (c) Location of Service. Throughout the term of this Agreement, except for travel incident to the business of the Company, the Executive shall perform his duties and responsibilities under this Agreement principally from an office provided by the Company in Los Angeles County, California.

     4. Compensation.

     (a) Base Salary. As compensation for all services to be performed by the Executive under this Agreement, the Company shall pay to the Executive a monthly base salary of $14,583.33, less any applicable deductions and withholdings. Such salary shall be paid in arrears on a semi-monthly basis in accordance with the Company's normal payroll procedures and policies. Effective on September 1, 2000, and at the beginning of each subsequent year of Executive's employment with the Company, the Executive's monthly base salary shall be increased by at least 15%.

     (b) Incentive Compensation. In addition to the base salary, the Executive shall be eligible to participate in any bonus or incentive compensation plans that may be established by the Board of Directors of the Company from time to time applicable to the Executive or other senior executives at the Company.

     (c) Participation in Benefit Plans. While he is employed by the Company, the Executive shall be eligible to participate in all employee benefit plans or programs (including Company paid medical and dental coverage) of the Company to the extent that the Executive meets the requirements for each individual plan. The Company provides no assurance as to the adoption or continuance of any particular employee benefit plan or program, and the Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto.




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


     (d) Vacations/Holidays. The Executive shall be entitled to 15 days of paid vacation for each year of employment. Additionally, the Executive shall be entitled to ten paid holidays for each year of employment. The Company hereby acknowledges that during the month of August 1999, Executive worked a total of 12 days as a Consultant for the Company. As compensation for his services during this period, Executive shall be entitled to an additional 12 days of paid time off during 1999.

     (e) Expenses. The Company will pay or reimburse the Executive for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the Company's normal policies for expense reporting and verification.

     (f) Issuance of Stock Option. Concurrently with the execution of this Agreement, the Company is granting to the Executive an option to purchase up to 600,000 shares of the Company's common stock pursuant to the Company's Stock Option Plan. Such option shall be subject to the vesting schedule and terms and conditions set forth in the form of stock option agreement attached as Exhibit A hereto.

     5. Confidential Information. Except as permitted or directed by the Company's Board of Directors or Chief Executive Officer, during the term of his employment and for a period of two years thereafter, the Executive shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret knowledge or information of the Company that the Executive has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of his employment by the Company whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company. The Executive acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. During the term of his employment and for a period of two years thereafter, the Executive will refrain from any acts that would reduce the value of such knowledge or information to the Company. The foregoing obligations of confidentiality shall not apply to any knowledge or information that is now published or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this Agreement by the Executive.

     6. Ventures. If, during the term of his employment, the Executive is engaged in or associated with the planning or implementing of any project, program or venture involving the Company and a third party or parties, all rights in such project, program or venture shall belong to the Company. Except as approved by the Company's Board of Directors or Chief Executive Officer, the Executive shall not be entitled to any interest in such project, program or venture or to any commission, finder's fee or other compensation in connection therewith other than the compensation




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


to be paid to the Executive as provided in this Agreement. The Executive shall have no interest, direct or indirect, in any vendor or customer of the Company.

     7. Noncompetition Covenant.

     (a) Agreement Not to Compete. During the term of his employment with the Company, the Executive, for a period of one year after the termination of such employment (where such termination is pursuant to clause (iii) or (v) of Section 9(a)), shall not, directly or indirectly, engage in competition with the Company in any manner or capacity (e.g., as an advisor, principal, agent, partner, officer, director, stockholder, employee, member of any association or otherwise) in any phase of the business which the Company is conducting with respect to similar sports-related entertainment games for the Internet during the term of this Agreement, including the design, development, distribution, and marketing related to the sports-related entertainment games for the Internet being sold by the Company or hire any current employee of the Company.

     (b) Geographic  Extent of Covenant.  The obligations of the Executive under
Section 7(a) shall apply to any geographic area in which the Company (i) has engaged in business during the term of this Agreement through production, promotional, sales or marketing activity, or otherwise, or (ii) has otherwise established any customer or supplier relations.

     (c) Limitation of Covenant. Ownership by the Executive, as a passive investment, of the capital stock of any corporation listed on a national securities exchange or publicly traded on Nasdaq shall not constitute a breach of this Section 7.

     (d) Indirect Competition. The Executive will not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the above provisions of this Section 7 if such activity were carried out by the Executive, either directly or indirectly. In particular the Executive agrees that he will not, directly or indirectly, induce any employee of the Company to carry out, directly or indirectly, any such activity.

     (e) Acknowledgment. The Executive agrees that the restrictions and agreements contained in this Section 7 are reasonable and necessary to protect the interests of the Company and that any violation of this Section 7 will cause substantial and irreparable harm to the Company that would not be quantifiable and for which no adequate remedy would exist at law and accordingly injunctive relief shall be available for any violation of this Section 7.

     (f) Blue Pencil Doctrine. If the duration or geographical extent of, or business activities covered by, this Section 7 are in excess of what is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, geographical extent or activities that are valid and enforceable. The Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.



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     8. Patent and Related Matters.

     (a) Disclosure and Assignment. Upon request, the Executive will promptly disclose in writing to the Company complete information concerning each and every invention, discovery, improvement, device, design, apparatus, practice, process, method or product, whether patentable or not, made, developed, perfected, devised, conceived or first reduced to practice by the Executive, either solely or in collaboration with others, during the term of this Agreement, during regular working hours, relating either directly or indirectly to the business, products, practices or techniques of the Company ("Developments"). The Executive, to the extent that he has the legal right to do so, hereby acknowledges that any and all of the Developments are the property of the Company and hereby assigns and agrees to assign to the Company any and all of the Executive's right, title and interest in and to any and all of the Developments. At the request of the Company, the Executive will confer with the Company and its representatives for the purpose of disclosing all Developments to the Company as the Company shall reasonably request during the period ending one year after termination of the Executive's employment with the Company.

     (b) Future Developments. As to any future Developments made by the Executive that relate to the business, products or practices of the Company and that are first conceived or reduced to practice during the term of this Agreement, but which are claimed for any reason to belong to an entity or person other than the Company, the Executive will promptly disclose the same in writing to the Company and shall not disclose the same to others if the Company, within 20 days thereafter, shall claim ownership of such Developments under the terms of this Agreement. If the Company makes no such claim, the Executive hereby acknowledges that the Company has made no promise to receive and hold in confidence any such information disclosed by the Executive.

     (c) Limitation on Sections 8(a) and 8(b). The provisions of Section 8(a) and 8(b) shall not apply to any Development meeting the following conditions:

          (i) such Development was developed entirely on the Executive's own time;

          (ii) such Development was made without the use of any Company equipment, supplies, facility or trade secret information;

          (iii) such Development does not relate (A) directly to the business of the Company or (B) to the Company's actual or demonstrably anticipated research or development; and

          (iv) such Development does not result from any work performed by the Executive for the Company.

     (d) Assistance of the Executive. During the term of this Agreement, upon request and without further compensation therefor, but at no personal expense to the Executive, the Executive will do all lawful acts, including but not limited to, the execution of papers and lawful oaths and the giving of testimony, that in the opinion of the Company, may be necessary or desirable in obtaining, sustaining, reissuing, extending and enforcing United States and foreign copyrights and Letters Patent, including but not limited to, design patents, on the Developments, and for perfecting,



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affirming and recording the Company's complete ownership and title thereto,  and to cooperate otherwise in all proceedings and matters relating thereto.

     (e) Records. The Executive will keep complete, accurate and authentic accounts, notes, data and records of the Developments in the manner and form requested by the Company. Such accounts, notes, data and records shall be the property of the Company, and, upon its request, the Executive will promptly surrender same to it or, if not previously surrendered upon its request or otherwise, the Executive will surrender the same, and all copies thereof, to the Company upon the conclusion of his employment.

     (f) Obligations, Restrictions and Limitations. The Executive understands that the Company may enter into agreements or arrangements with agencies of the United States Government, and that the Company may be subject to laws and regulations which impose obligations, restrictions and limitations on it with respect to inventions and patents which may be acquired by it or which may be conceived or developed by employees, consultants or other agents rendering services to it. The Executive shall be bound by all such obligations, restrictions and limitations applicable to any such invention conceived or developed by him while he is employed by the Company and shall take any and all further action which may be required to discharge such obligations and to comply with such restrictions and limitations.

     (g) Copyrightable Material. All right, title and interest in all copyrightable material that the Executive shall conceive or originate, either individually or jointly with others, and which arise out of the performance of this Agreement, will be the property of the Company and are by this Agreement assigned to the Company along with ownership of any and all copyrights in the copyrightable material. Upon request and without further compensation therefor, but at no expense to the Executive, the Executive shall execute all papers and perform all other acts necessary to assist the Company to obtain and register copyrights on such materials in any and all countries. Where applicable, works of authorship created by the Executive for the Company in performing his responsibilities under this Agreement shall be considered "works made for hire," as defined in the U.S. Copyright Act.

     (h) Know-How and Trade Secrets. All know-how and trade secret information conceived or originated by the Executive that arises out of the performance of his obligations or responsibilities under this Agreement or any related material or information shall be the property of the Company, and all rights therein are assigned to the Company by this Agreement.

     9. Termination of Employment.

     (a) Grounds for Termination. The Executive's employment shall terminate prior to the expiration of the initial term set forth in Section 2 or any extension thereof in the event that at any time:

          (i)       The Executive dies,

          (ii) The Executive becomes "disabled," so that he cannot perform the essential functions of his position with reasonable accommodation,



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          (iii)     The Board of  Directors  of the Company  elects to terminate this Agreement for "cause" and notifies the Executive in writing of such election,

          (iv) The Board of Directors of the Company elects to terminate this Agreement without "cause" and notifies the Executive in writing of such election, or

          (v)       The  Executive   elects  to  terminate  this  Agreement  and
     notifies the Company in writing of such election.

     If this Agreement is terminated pursuant to clause (i), (ii) or (iii) of this Section 9(a), such termination shall be effective immediately. If this Agreement is terminated pursuant to clause (iv) or (v) of this Section 9(a), such termination shall be effective 30 days after delivery of the notice of termination.

     (b) "Cause" Defined. "Cause" means:

          (i) The Executive has breached the provisions of Section 5, 7 or 8 of this Agreement in any material respect,

          (ii) The Executive has engaged in willful and material misconduct, including willful and material failure to perform the Executive's duties as an officer or employee of the Company and has failed to cure such default within 30 days after receipt of written notice of default from the Company,

          (iii) The Executive has committed fraud, misappropriation or embezzlement in connection with the Company's business, or

          (iv)      The Executive has been convicted of a felony offense.

     In the event that the Company terminates the Executive's employment for "cause" pursuant to clause (i),(ii) of this Section 9(b) or pursuant to clause
(iii) with respect to "misappropriation" only of this Section 9(b), and the Executive objects in writing to the Board's determination that there was proper "cause" for such termination within 30 days after the Executive is notified of such termination, the matter shall be resolved by arbitration in accordance with the provisions of Section 10(a). If the Executive fails to object to any such determination of "cause" in writing within such 30-day period, he shall be deemed to have waived his right to object to that determination. If such arbitration determines that there was not proper "cause" for termination, such termination shall be deemed to be a termination pursuant to clause (iv) of
Section 9(a) and the Executive's sole remedy shall be to receive the wage continuation benefits contemplated by Section 9(f).

     (c) Effect of Termination Notwithstanding any termination of this Agreement, the Executive, in consideration of his employment hereunder to the date of such termination, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of the Executive's employment.



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     (d) "Disabled"  Defined.  "Disabled" means any mental or physical condition that renders the Executive unable to perform the essential functions of his position, with reasonable accommodation, for a period in excess of three consecutive months in any twelve month period.

     (e) Surrender of Records and Property. Upon termination of his employment with the Company, the Executive shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof that relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents that in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in his possession or under his control.

     (f) Salary Continuation. If the Executive's employment by the Company is terminated by the Company pursuant to Section 9(a)(iii) or (v), the Executive's right to base salary and benefits shall immediately terminate, except as may otherwise be required by applicable law. In the event that the Executive's employment is terminated in accordance with Section 9(a)(i), (ii) or (iv), then the Company shall continue to make the normal base salary payments throughout the remaining term of the Agreement net of any life insurance payments or disability payments made to the Executive as part of the Company's benefit plans.

     In either event, if the Executive's employment by the Company terminates, the Executive also shall be entitled to receive a pro rata portion (based on the number of days of employment during that fiscal year) of any bonus payment that would have been payable to him for that fiscal year pursuant to Section 4(b) as if the Executive had been in the employ of the Company for the full fiscal year. No bonus will be payable to the Executive with respect to any fiscal year in which the Executive was employed by the Company for less than six months or with respect to any fiscal year after the fiscal year in which the Executive's employment terminated.

     10. Settlement of Disputes.

     (a) Arbitration. Except as provided in Section 10(b), any claims or disputes of any nature between the Company and the Executive arising from or related to the performance, breach, termination, expiration, application or meaning of this Agreement or any matter relating to the Executive's employment and the termination of that employment by the Company shall be resolved exclusively by arbitration in Los Angeles, California, in accordance with the applicable rules of the American Arbitration Association. In the event of submission of any dispute to arbitration, each party shall, not later than 30 days prior to the date set for hearing, provide to the other party and to the arbitrator(s) a copy of all exhibits upon which the party intends to rely at the hearing and a list of all persons each party intends to call at the hearing. The fees of the arbitrator(s) and other costs incurred by the Executive and the Company in connection with such arbitration shall be paid by the party that is unsuccessful in such arbitration.

     The decision of the arbitrator(s) shall be final and binding upon both parties. Judgment of the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction.



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     (b) Resolution of Certain  Claims--Injunctive  Relief.  Section 10(a) shall have no application to claims by the Company asserting a violation of Section 5, 7, 8 or 9(e) or seeking to enforce, by injunction or otherwise, the terms of
Section 5, 7, 8 or 9(e). Such claims may be maintained by the Company in a lawsuit subject to the terms of Section 10(c). The Executive acknowledges that it would be difficult to fully compensate the Company for damages resulting from any breach by him of the provisions of this Agreement. Accordingly, the Executive agrees that, in addition to, but not to the exclusion of any other available remedy, the Company shall have the right to enforce the provisions of Sections 5, 7, 8 and 9(e) by applying for and obtaining temporary and permanent restraining orders or injunctions from a court of competent jurisdiction without the necessity of filing a bond therefor, and without the necessity of proving actual damages, and the Company shall be entitled to recover from the Executive its reasonable attorneys' fees and costs in enforcing the provisions of Sections 5, 7, 8 and 9(e).

     (c) Venue. Any action at law, suit in equity or judicial proceeding arising directly, indirectly, or otherwise in connection with, out of, related to or from this Agreement, or any provision hereof, shall be litigated only in the courts of the State of California. The Executive and the Company consent to the jurisdiction of such courts over the subject matter set forth in Section 10(b).

     11. Miscellaneous.

     (a) Entire Agreement. This Agreement (including the exhibits, schedules and other documents referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof.

     (b) Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

     (c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provision of this Agreement will not be affected or impaired thereby. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. The Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provision valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

     (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and, to the extent permitted by subsection (e), successors and assigns.



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


     (e) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable (including by operation of law) by either party without the prior written consent of the other party to this Agreement, except that the Company may, without the consent of the Executive, assign its rights and obligations under this Agreement to any corporation, firm or other business entity with or into which the Company may merge or consolidate, or to which the Company may sell or transfer all or substantially all of its assets, or of which 50% or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company. After any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this Section 11.

     (f) Modification, Amendment, Waiver or Termination. No provision of this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement. No delay on the part of the Company in exercising any right hereunder shall operate as a waiver of such right. No waiver, express or implied, by the Company of any right or any breach by the Executive shall constitute a waiver of any other right or breach by the Executive.

     (g) Notices. All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail or electronic facsimile addressed to the receiving party at the address set forth herein. All such communications shall be effective when received.

         Bruce R. Cameron
         1720 Michael Lane
         Pacific Palisades, California
         90272
         Phone No. (310) 230-0508
         Fax No.: (310) 573-7936

         SportsPrize Entertainment Inc.
         225 S. Sepulveda Blvd., Suite 360
         Manhattan Beach, California
         90266
         Phone No. (310) 374-1898
         Fax No.: (310) 374-4233

     Any party may change the address set forth above by notice to each other party given as provided herein.

     (h) Headings. The headings and any table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     (i) Governing Law. ALL MATTERS RELATING TO THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISIONS THEREOF.

     (j) Third-Party Benefit. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

     (k) Withholding Taxes. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph.


                                        SPORTSPRIZE ENTERTAINMENT INC.



                                        By -------------------------------------

                                        Its  -----------------------------------



                                         ---------------------------------------
                                         Bruce R. Cameron

                                    Exhibit A

                             STOCK OPTION AGREEMENT

                         SportsPrize Entertainment Inc.
                       (formerly Kodiak Graphics Company)
                             1999 STOCK OPTION PLAN

     THIS AGREEMENT is entered into as of the 16th day of September, 1999 ("Date of Grant") between Sportsprize Entertainment Inc., a Nevada corporation (the "Company"), and Bruce R. Cameron (the "Optionee").

     WHEREAS, the Board of Directors of the Company (the "Board") has approved and adopted the 1999 Stock Option Plan (the "Plan"), pursuant to which the Board is authorized to grant to employees and other selected persons stock options to purchase common stock, without par value, of the Company (the "Common Stock");

     WHEREAS,  the Plan  provides for the granting of stock  options that either
(i) are intended to qualify as "Incentive  Stock Options"  within the meaning of
Section 422 of the Internal  Revenue Code of 1986, as amended (the  "Code"),  or
(ii)  do  not  qualify  under  Section  422 of the  Code  ("Non-Qualified  Stock
Options");

     WHEREAS, the Board has authorized the grant to Optionee of options to purchase a total of 600,000 shares of Common Stock (the "Options"), which Options are intended to be (select one):

     ---------  Incentive Stock Options

        X       Non-Qualified Stock Options;
     ---------

     NOW, THEREFORE, the Company agrees to offer to the Optionee the option to purchase, upon the terms and conditions set forth herein and in the Plan, 600,000 shares of Common Stock. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Plan.

     1. Exercise Price. The exercise price of the options shall be $0.50 per share for 200,000 shares of Common Stock, $1.00 per share for 200,000 shares of Common Stock and $2.00 per share for 200,000 shares of Common Stock.

     2. Limitation on the Number of Shares. If the Options granted hereby are Incentive Stock Options, the number of shares which may be acquired upon exercise thereof is subject to the limitations set forth in Section 5(a) of the Plan.

     3. Vesting Schedule. The Options are exercisable in accordance with the following vesting schedule:

     (a) 25,000 of the $0.50 Options will vest immediately and 25,000 of the $0.50 Options will vest each month thereafter for the 7 months following the Date of Grant;

     (b) 25,000 of the $1.00 Options will vest 8 months from the Date of Grant and 25,000 of the $1.00 Options will vest each month thereafter;

     (c) 25,000 of the $2.00 Options will vest 16 months from the Date of Grant and 25,000 of the $2.00 Options will vest each month thereafter.

     Once the Options are vested, the Optionee shall have the right to exercise any or all of the vested Options at his discretion.

     All of the unvested Options shall vest immediately on completion of the acquisition of the Company by way of a Change of Control.

     Definition of Change in Control. As used in this Agreement, "Change in Control" means the occurrence of any of the following events during the term of this Agreement:

          (a) The sale to any purchaser of (i) all or substantially all of the assets of the Company or (ii) capital stock representing more than 50% of the stock of the Company entitled to vote generally in the election of directors of the Company; or

          (b) The merger or consolidation of the Company with another corporation if, immediately after such merger or consolidation, less than a majority of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the surviving or resulting corporation in such merger or consolidation is held, directly or indirectly, in the aggregate by the holders immediately prior to such transaction of the outstanding securities of the Company; or

          (c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report or item therein), each promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d) (2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
     Act) of securities representing 50% or more of the combined voting power of the voting stock of Company; or

          (d) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form, or report or item therein) that a Change in Control of the Company has occurred or will occur in the future pursuant to any then existing contract or transaction.

     4. Options not Transferable. This Option may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by applicable laws of descent and distribution or (except in the case of an Incentive Stock Option) pursuant to a qualified domestic relations order, and shall not be subject to execution, attachment or similar process; provided, however, that if this Option represents a Non-Qualified Stock Option, such Option is transferable without payment of consideration to immediate family members of the Optionee or to trusts or partnerships established exclusively for the benefit of the Optionee and the Optionee's immediate family members. Upon any attempt to transfer, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by the Plan contrary to the provisions thereof, or upon the sale, levy or attachment or similar process upon the rights and privileges conferred by the Plan, such Option shall thereupon terminate and become null and void.

     5. Investment Intent. By accepting the option, the Optionee represents and agrees that none of the shares of Common Stock purchased upon exercise of the Option will be distributed in violation of applicable federal and state laws and regulations.

     6. Termination of Employment and Options. Vested Options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:

     (i) Expiration: Ten (10) years.

     (ii) Termination for Cause: The expiration of thirty (30) days from the date of an Optionee's termination of employment or contractual relationship with the Company or any Related Corporation for cause.

     (iii) Termination Due to Death or Disability: The expiration of one (1) year from the date of the death of the Optionee or cessation of an Optionee's employment or contractual relationship by reason of Disability (as defined in Section 5(g) of the Plan). If an Optionee's employment or contractual relationship is terminated by death, any Option held by the Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by the Optionee's will or by the laws of descent and distribution.

     (iv)  Termination Due to Cessation of Employment:  The expiration of ninety
     (90) days from the date an Optionee ceases to be employed by the Company.

     (v) Termination for Any Other Reason: The expiration of three (3) months from the date of an Optionee's termination of employment with the Company or any Related Corporation for any reason whatsoever other than cause, death or Disability (as defined in Section 5(g) of the Plan).

Each unvested Option granted pursuant hereto shall terminate immediately upon termination of the Optionee's employment with the Company for any reason whatsoever, including death or Disability unless vesting is accelerated in accordance with Section 5(f) of the Plan.

     7. Stock. In the case of any stock split, stock dividend or like change in the nature of shares of Stock covered by this Agreement, the number of shares and exercise price shall be proportionately adjusted as set forth in Section 5(m) of the Plan.

     8. Exercise of Option. Options shall be exercisable, in full or in part, at any time after vesting, until termination; provided, however, that any Optionee who is subject to the reporting and liability provisions of Section 16 of the Securities Exchange Act of 1934 with respect to the Common Stock shall be precluded from selling or transferring any Common Stock or other security underlying an Option during the six (6) months immediately following the grant of that Option. If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. No portion of any Option for less than fifty (50) shares (as adjusted pursuant to Section 5(m) of the Plan) may be exercised; provided, that if the vested portion of any Option is less than fifty (50) shares, it may be exercised with respect to all shares for which it is vested. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable.

     Each exercise of the Option shall be by means of delivery of a notice of election to exercise (which may be in the form attached hereto as Exhibit A) to the Secretary of the Company at its principal executive office, specifying the number of shares of Common Stock to be purchased and accompanied by payment in cash by certified check or cashier's check in the amount of the full exercise price for the Common Stock to be purchased. In addition to payment in cash by certified check or cashier's check, an Optionee or transferee of an Option may pay for all or any portion of the aggregate exercise price by complying with one or more of the following alternatives:

     (i) by delivering to the Company shares of Common Stock previously held by such person or by the Company withholding shares of Common Stock otherwise deliverable pursuant to exercise of the Option, which shares of Common Stock received or withheld shall have a fair market value at the date of exercise (as determined by the Plan Administrator) equal to the aggregate purchase price to be paid by the Optionee upon such exercise;

     (ii) by delivering a properly executed exercise notice together with irrevocable instructions to a broker promptly to sell or margin a sufficient portion of the shares and deliver directly to the Company the amount of sale or margin loan proceeds to pay the exercise price; or

     (iii) by complying with any other payment mechanism approved by the Plan Administrator at the time of exercise.

     9. Holding Period for Incentive Stock Options. Period for Incentive Stock Options. In order to obtain the tax treatment provided for Incentive Stock Options by Section 422 of the Code, the shares of Common Stock received upon exercising any Incentive Stock Options received pursuant to this Agreement must be sold, if at all, after a date which is later of two (2) years from the date of this agreement is entered into and one (1) year from the date upon which the Options are exercised. The Optionee agrees to report sales of such shares prior to the above determined date to the Company within one (1) business day after such sale is concluded. The Optionee also agrees to pay to the Company, within five (5) business days after such sale is concluded, the amount necessary for the Company to satisfy its withholding requirement required by the Code in the manner specified in Section 5(l)(2) of the Plan. Nothing in this Section 9 is intended as a representation that Common Stock may be sold without registration under state and federal securities laws or an exemption therefrom, or that such registration or exemption will be available at any specified time.

     10. Subject to 1999 Stock Option Plan . The terms of the Options are subject to the provisions of the Plan, as the same may from time to time be amended, and any inconsistencies between this Agreement and the Plan, as the same may be from time to time amended, shall be governed by the provisions of this Agreement.

     11. Professional Advice. The acceptance of the Options and the sale of Common Stock issued pursuant to the exercise of Options may have consequences under federal and state tax and securities laws which may vary depending upon the individual circumstances of the Optionee. Accordingly, the Optionee acknowledges that he or she has been advised to consult his or her personal legal and tax advisor in connection with this Agreement and his or her dealings with respect to Options for the Common Stock. Without limiting other matters to be considered, the Optionee should consider whether upon the exercise of Options, the Optionee will file an election with the Internal Revenue Service pursuant to Section 83(b) of the Code.

     12. No Employment Relationship. Whether or not any Options are to be granted under this Plan shall be exclusively within the discretion of the Plan Administrator, and nothing contained in this Plan shall be construed as giving any person any right to participate under this Plan. The grant of an Option shall in no way constitute any form of agreement or understanding binding on the Company or any Related Company, express or implied, that the Company or any Related Company will employ or contract with an Optionee for any length of time, nor shall it interfere in any way with the Company's or, where applicable, a Related Company's right to terminate Optionee's employment at any time, which right is hereby reserved,

     13. Entire Agreement. This Agreement is the only agreement between the Optionee and the Company with respect to the Options, and this Agreement and the Plan supersede all prior and contemporaneous oral and written statements and representations and contain the entire agreement between the parties with respect to the Options

     14. Notices. Any notice required or permitted to be made or given hereunder shall be mailed or delivered personally to the addresses set forth below, or as changed from time to time by written notice to the other:

        The Company:        SportsPrize Entertainment Inc.
                            225 S. Sepulveda Blvd., Suite 360
                            Manhattan Beach, California
                            90266
                            Attention:  Board of Directors or Chief
                                        Executive Officer

        The Optionee:       Bruce R. Cameron
                            1720 Michael Lane
                            Pacific Palisades, California
                            90272

Sportsprize Entertainment Inc.

By: --------------------------          -----------------------------------
                                               Bruce R. Cameron
Its:--------------------------



     THERE MAY NOT BE PRESENTLY AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS FOR THE ISSUANCE OF SHARES OF STOCK UPON EXERCISE OF THESE OPTIONS. ACCORDINGLY, THESE OPTIONS CANNOT BE EXERCISED UNLESS THESE OPTIONS AND THE SHARES OF STOCK TO BE ISSUED UPON EXERCISE OF THESE OPTIONS ARE REGISTERED OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

     THE SHARES OF STOCK ISSUED PURSUANT TO THE EXERCISE OF OPTIONS WILL BE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933 AND WILL BEAR A LEGEND RESTRICTING RESALE UNLESS THEY ARE REGISTERED UNDER STATE AND FEDERAL SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE COMPANY IS NOT OBLIGATED TO REGISTER THE SHARES OF STOCK OR TO MAKE AVAILABLE ANY EXEMPTION FROM REGISTRATION.

                                    EXHIBIT A
                                    ---------

                         Notice of Election to Exercise
                         ------------------------------


     This Notice of Election to Exercise shall constitute proper notice pursuant to Section 5(h) of the SportsPrize Entertainment Inc. 1999 Stock Option Plan (the "Plan") and Section 8 of that certain Stock Option Agreement (the "Agreement") dated as of the ----- day of -------, 1999 between SportsPrize Entertainment Inc. (the "Company") and the undersigned.

     The undersigned hereby elects to exercise Optionee's option to purchase -------- shares of the common stock of the Company at a price of $----------- per share, for aggregate consideration of $---------, on the terms and conditions set forth in the Agreement and the Plan. Such aggregate consideration, in the form specified in Section 8 of the Agreement, accompanies this notice.

     The undersigned has executed this Notice this ----- day of ------, 19--.




                       ------------------------------------
                       Signature

                       ------------------------------------
                       Name (typed or printed)